Exhibit 10(w)

FLEET FINANCIAL GROUP, INC.

RETIREMENT INCOME ASSURANCE PLAN

(1996 Restatement)

ARTICLE 1. INTRODUCTION

1.1 Amendment of Plan. Fleet Financial Group, Inc. hereby amends, restates and continues the Fleet Financial Group, Inc. Retirement Income Assurance Plan, effective as of January 1, 1996. The original effective date of the Plan is January 1, 1983.

1.2 Purpose of Plan. The purpose of the Plan is to facilitate the retirement of select employees by further supplementing the benefits to which they are entitled under the Fleet Financial Group, Inc. Pension Plan.

1.3 Status. The Plan is intended to be a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employees Retirement Income Security Act of 1974 (ERISA), and shall be interpreted and administered accordingly.

ARTICLE 2. DEFINITIONS

Unless defined herein, any word, phrase or term used in this Plan shall have the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:

2.1 “Basic Plan” means the Fleet Financial Group, Inc. Pension Plan as amended and in effect from time to time.

2.2 “Beneficiary” means any individual other than the Participant entitled to receive benefits under the terms of the Basic Plan.

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

2.4 “Committee” means the Human Resources and Planning Committee, or any successor committee, of the Board of Directors of the Company or any other person or persons designated to administer the Plan pursuant to Article 5.

2.5 “Company” means Fleet Financial Group, Inc.

2.6 “Employer” means the Company and its subsidiaries and affiliates.

2.7 “Participant” means each employee of the Employer whose benefits under the Basic Plan are limited by Code sections 415 or 401(a)(17).

2.8 “Plan” means the Fleet Financial Group, Inc. Retirement Income Assurance Plan as set forth herein and in all subsequent amendments hereto.

ARTICLE 3. SOURCE OF BENEFIT PAYMENTS

3.1 Obligation of Company. The Company will establish on its books a liability with respect to its obligation for benefits payable under the Plan to Participants (and their Beneficiaries). Each Participant and Beneficiary will be an unsecured general creditor of the Company with respect to all benefits payable under the Plan.

3.2 No Funding Required. Nothing in the Plan will be construed to obligate the Company to fund the Plan. However, the Company may but shall not be required to establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a “grantor trust”) and may deposit funds with the trustee of the trust sufficient to satisfy the benefits provided under the Plan. If the Company establishes such a grantor trust and, if at the time of a “change of control” as defined in the trust, the trust has not been fully funded, the Company shall, within the time and manner specified under such trust, deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit. In all events the Company shall remain ultimately liable for the benefits payable under the Plan, and, to the extent the assets at the disposal of the Trustee are insufficient to enable the Trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under the Plan.

3.3 No Claim to Specific Benefits. Nothing in the Plan will be construed to give any individual rights to any specific assets of the Company, or any other person or entity.

ARTICLE 4. BENEFITS

4.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant (or to the Participant’s Beneficiary, in the event of the Participant’s death) will be equal to (a) minus (b), but not less than zero, where

(a) is the amount of the benefit the Participant (or Beneficiary) would have been entitled to receive under the Basic Plan if the limitations of sections 401(a)(17) and 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist; and

(b) is the benefit payable to the Participant (or Beneficiary) under the Basic Plan.

4.2 Calculation and Payment of Benefits. Benefits payable under the Plan shall be calculated in the same manner, paid in the same form, commence at the same time, and paid under the same terms and conditions as the benefits payable to the Participant (or Beneficiary) under the Basic Plan.

4.3 Death Benefits. In the event of the death of the Participant, benefits under the Plan will become payable to the Participant’s Beneficiary, under the same terms and conditions specified in the Basic Plan.

4.4 Effect of Termination of Benefits under the Basic Plan. If for any reason a Participant or Beneficiary is not entitled to receive or ceases to have the right to receive benefits under the Basic Plan, such Participant or Beneficiary shall also not be entitled to receive and shall cease to have the right to receive benefits under the Plan.

ARTICLE 5. ADMINISTRATION

The Plan will be administered by the Committee. The Committee will have full discretionary authority to interpret the provisions of the Plan, and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned. No member of the Committee who is a Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her Beneficiaries).

The Committee in its sole discretion may delegate certain of its duties and responsibilities to the Corporate Benefits Director of the Company. For purposes of the Plan any action taken by the Corporate Benefits Director pursuant to such delegation will be considered to have been taken by the Committee. The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and the Corporate Benefits Director (including any person who formerly served as a member of the Committee or as a Corporate Benefits Director) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omissions is in good faith.

ARTICLE 6. AMENDMENT OR TERMINATION OF PLAN

The Plan may be altered, amended, revoked, terminated in writing by the Committee or the Company in any manner and at anytime; provided, however, following a “change of control” as defined in the trust referred to under Section 3.2 above, no such alterations, amendments, revocations or terminations shall reduce the amounts of a Participant’s benefit or his or her rights to such benefit as determined under the provisions of the Plan in effect immediately prior to such change of control, or otherwise adversely affect the Participant’s benefits under the Plan, without the written consent of the Participant; and further provided, however, following a “change of control” as defined in the trust referred to under Section 3.2, the provisions of this Article 6 may not be amended.

ARTICLE 7. MISCELLANEOUS

7.1 No Assignment or Alienation. None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of the Participant or Beneficiary or to attachment or garnishment or other legal process by any such creditor; nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

7.2 Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company, any Employer, or the Committee. In no event will the Plan be deemed to constitute a contract between any Employee and the Company, an Employer, or the Committee. This Plan shall not be deemed to be consideration for, or an inducement for, the performance of services by any employee of an Employer.

7.3 Receipt and Release. Any payment under the Plan to any Participant or Beneficiary, or to any individual as described in Section 7.4 shall be in satisfaction of all claims with respect to benefits under the Plan against the Company, any Employer, and the Committee.

7.4 Payment for the Benefit of an Incapacitated Individual. If the committee of the Basic Plan determines that payments due to a Participant under the Basic Plan must be paid to another individual because of a Participant’s incapacitation, benefits under the Plan will be paid to that same individual designated for that purpose under the applicable provisions of the Basic Plan.

7.5 Governing Law. The Plan will be construed, administered, and governed under the laws of the State of Rhode Island, to the extent not preempted by federal law.

7.6 Severability. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

7.7 Headings and Subheadings. Headings and subheadings are inserted for convenience only and are not to be considered in the construction of the provisions of the Plan.

IN WITNESS WHEREOF, Fleet Financial Group, Inc. has caused this Plan to be executed by its duly authorized officer this 19th day of June, 1996.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl

AMENDMENT ONE

TO THE

FLEET FINANCIAL GROUP, INC.

RETIREMENT INCOME ASSURANCE PLAN

1.	Section 7.8 is added effective January 1, 1997 to read as follows:

7.8 Nonduplication of Benefits

The benefits payable to a Participant under this Plan shall be reduced on an Actuarial Equivalent basis by the benefit such Participant earned under any other similar nonqualified excess defined benefit plan that does not provide for a reduction of benefits under such plan, for benefits payable under this Plan, to the extent that the benefits under such plan were accrued upon the Participant’s service that was included as Credited-Service under this Plan.

2.	Appendix A is added to read as follows:

APPENDIX A

SPECIAL RULES FOR SERVICE WITH ACQUIRED ENTITIES

This Appendix A is part of the Plan and contains special rules applicable only to the Participants described herein. If provisions of this Appendix A conflict with any other provisions of the Plan with respect to such Participants, the provisions of this Appendix A shall govern.

A.	Shawmut National Corporation

1. The Shawmut National Corporation Excess Benefit Plan (“Shawmut Excess Plan”) shall merge into the Plan effective as of January 1, 1997. As of that date, the liabilities of the Shawmut Excess Plan shall become the liabilities of the Plan and the Shawmut Excess Plan shall cease to exist. Notwithstanding anything in the Plan to the contrary, the benefit under this Plan of a Participant who was a former participant in the Shawmut Excess Plan shall not be less than the benefit such participant would be deemed to have accrued under the terms of the Shawmut Excess Plan as of the date this Appendix A was adopted.

2. Each individual who was a participant in the Shawmut Excess Plan or the Shawmut National Corporation Executive Supplemental Retirement Plan (“Shawmut SERP”) immediately prior to the date as of which Shawmut National Corporation merged with Fleet Financial Group, Inc., and who became an employee of the Company or a subsidiary or affiliate as of said merger date, shall become a Participant in the Plan as of January 1, 1997. This Section A of Appendix A shall apply solely to former participants in the Shawmut Excess Plan or Shawmut SERP (“Shawmut Participants”).

3. The benefits of Shawmut Participants shall be determined by taking into account the principles and provisions of Specification Schedule J of the Basic Plan. For Participants who are not Cash Balance Participants, this includes adjustment of their 12/31/96 benefit, transferred from the Shawmut Excess Plan, for increases in Average Annual Compensation after 1996.

4. As of January 1, 1997, the following Cash Balance Participants shall have the following opening amounts credited to their Cash Balance Accounts under this Plan, which represents the total value of their benefits under the Shawmut Excess Plan as of December 31, 1996, reduced by the deemed Shawmut Excess Plan offset described in Section 5 below, where applicable, expressed as a single sum:

NAME	SOC. SEC.#	OPENING CASH BALANCE
CLAFFEE, JAMES	###-##-####	$2,418.50

DELFINO, PAUL	###-##-####	$6,747.34

EYLES, DAVID	###-##-####	$17,775.70

FALK, MICHAEL	###-##-####	$1,509.82

HEDGES JR., ROBERT	###-##-####	$3,074.22

HUSTON, JOHN	###-##-####	$7,843.30

MALLON, WILLIAM	###-##-####	$4,567.26

5. Because participants in the Shawmut SERP were not also participants in the Shawmut Excess Plan, their benefit under the Plan, which is calculated by taking into account their service with Shawmut, shall be reduced by the following amounts, or the Actuarial Equivalent thereof, which are the benefits that they would have accrued under the Shawmut Excess Plan as of December 31, 1996, with Credited Service frozen as of December 1, 1995, if they had been participants in the Shawmut Excess Plan:

NAME	SOC. SEC.#	EXCESS PLAN OFFSET OF MONTHLY NORMAL RETIREMENT BENEFIT
BERGER, JOHN	###-##-####	$382.62

BROMAGE, WILLIAM	###-##-####	$364.00

KRAUS, EILEEN	###-##-####	$2,294.25

OVERSTROM, GUNNAR	###-##-####	$8,170.96

ROTTNER, SUSAN	###-##-####	$565.74

IN WITNESS WHEREOF, this Amendment One has been adopted by the Human Resources and Planning Committee on the 17th day of June, 1998 and is executed by a duly authorized officer of Fleet Financial Group, Inc.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl
William C. Mutterperl
Executive Vice President, Secretary and General Counsel

AMENDMENT TWO

TO THE

FLEET FINANCIAL GROUP, INC.

RETIREMENT INCOME ASSURANCE PLAN

Except as otherwise provided below, the following amendments are effective as of January 1, 2000.

1.	Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name “Fleet Financial Group, Inc.” will be replaced by the name “FleetBoston Financial Corporation” wherever it appears in the Plan.

2.	Section 4.2 is amended to read as follows:

4.2 Payment of Benefits to Traditional Participants. Benefits payable under the Plan to or in respect of a Participant who is not a Cash Balance Participant under the Basic Plan shall be calculated in the same manner, paid in the same form, commence at the same time, and paid under the same terms and conditions as the benefits paid to the Participant (or Beneficiary) under the Basic Plan. Such Participant’s benefit payment election under the Basic Plan shall be treated as his or her benefit payment election under the Plan.

3.	Sections 4.3 and 4.4 are renumbered as 4.4 and 4.5, respectively, and a new Section 4.3 is added to Article IV to read as follows:

4.3 Payment of Benefits to Cash Balance Participants.

(a)	Except as otherwise provided in this Section 4.3, benefits payable under the Plan to or in respect of a Participant who is a Cash Balance Participant under the Basic Plan shall be calculated in the same manner and payable in the same forms, at the same times, and under the same terms and conditions as the benefits payable to the Participant (or Beneficiary) under the Basic Plan.

(b)	A Cash Balance Participant (or Beneficiary) shall separately elect the form and timing of his or her benefit under the Plan and under the Basic Plan. Such election under the Plan, or change in any prior election, shall be made on a form approved by the Committee. An election under this Section 4.3 is not valid or effective unless filed with the Committee either by December 31, 1999 or at least one year prior to the Participant’s last day of active employment.

(c)	A Participant who does not have a valid, timely election in effect on the last day of active employment shall have his or her benefit promptly paid out in a lump sum following termination of employment (i.e., after the end of salary continuation payments, if applicable).

(d)	Notwithstanding the foregoing provisions of this Section 4.3, if the value of a Cash Balance Participant’s benefit under the Plan at the time of termination of employment is $10,000 or less, the Participant’s benefit shall be paid out in a lump sum as soon as administratively practicable following termination of employment.

4.	Section 4.5 is amended to read as follows:

4.5 Vesting. If a Participant or Beneficiary is not entitled to receive a benefit under the Basic Plan because the benefit is not vested, the Participant or Beneficiary shall also not be entitled to receive benefits under the Plan.

5.	Article 5 is amended by replacing the phrase “Corporate Benefits Director” with the phrase “Director of Rewards, Recognition and Benefit Services or such Director’s designee” wherever it appears therein.

6.	The last sentence of Article 5 is amended effective January 1, 1996, by replacing the term “omissions” with the term “omission”.

7.	Article 6 is amended to read as follows:

ARTICLE 6. AMENDMENT OR TERMINATION OF THE PLAN

The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or termination shall reduce the amount of a Participant’s benefit or his or her distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or termination, and this second sentence of Article 6 is irrevocable and may not be amended.

8.	Section 7.9 is added to read as follows:

7.9 Social Security Tax. Subject to the requirements of Code section 3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act (“FICA”) taxes on a Participant’s Plan benefit or account are paid and whether any portion of such FICA taxes shall be withheld from the Participant’s wages or deducted from the Participant’s benefit or account.

IN WITNESS WHEREOF, the provisions of this Amendment Two were adopted by the Human Resources, and Board Governance Committee on the 21st day of December, 1999, or are hereby adopted, and this Amendment Two is executed by a duly authorized officer of Fleet Boston Corporation.

FLEET BOSTON CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

AMENDMENT THREE

TO THE

FLEETBOSTON FINANCIAL CORPORATION

RETIREMENT INCOME ASSURANCE PLAN

Effective as of November 1, 2001, a new Section B is added to the end of Appendix A to read as follows:

B. Liberty Wanger Asset Management.

No employee who was employed with Liberty Wanger Asset Management, L.P. at the time of the acquisition by Fleet National Bank of the asset management business of Liberty Financial Companies, Inc., shall be a Participant in the Plan at any time prior to December 31, 2005.

IN WITNESS WHEREOF, this Amendment Three is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, General Counsel and Secretary

AMENDMENT FOUR

TO

THE FLEETBOSTON FINANCIAL CORPORATION

RETIREMENT INCOME ASSURANCE PLAN

(1996 Restatement)

1. Section 7.1 of the Plan is amended effective January 1, 2003, to read as follows:

7.1 Assignment or Alienation.

(a) Except as provided in Section 7.1(b) or as otherwise required by law, the interest hereunder of any Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized.

(b) All or a portion of a Participant’s benefit under the Plan may be paid to another person as specified in a “Qualified Domestic Relations Order.” For this purpose, a “Qualified Domestic Relations Order” means a judgment, decree, or order (including the approval of a settlement agreement) which is:

(i) issued pursuant to a State’s domestic relations law;

(ii) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(iii) creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(iv) provides for payment in an immediate lump sum as soon as practicable after the Committee determines that a Qualified Domestic Relations Order exists; and

(v) meets such other requirements established by the Committee.

(c) The Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Committee may consider:

(i) the rules applicable to “domestic relations orders” under section 414(p) of the Code and section 206(d) of ERISA;

(ii) the procedures used under the Basic Plan to determine the qualified status of domestic relations orders; and

(iii) such other rules and procedures as it deems relevant.

2. Appendix A is amended effective January 1, 2003, to add a new Section C to the end of the Appendix to read as follows:

C. Progress Investment Management Company, Inc.

Notwithstanding anything in the Plan to the contrary, Marx Cazenave, a former employee of Progress Investment Management Company, Inc., shall not be a Participant in the Plan, and neither Mr. Cazenave nor any Beneficiary of his shall be entitled to a benefit under the Plan.

IN WITNESS WHEREOF, this Amendment Four was adopted by the Human Resources Committee at its June 17, 2003 meeting and is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. ANNE SZOSTAK
M. Anne Szostak Executive Vice President and Director of Human Resources

AMENDMENT FIVE

TO

THE FLEETBOSTON FINANCIAL CORPORATION

RETIREMENT INCOME ASSURANCE PLAN

(1996 Restatement)

Section 4.3(b) of the Plan is amended effective December 16, 2003, to read as follows:

A Cash Balance Participant shall separately elect the form and timing of his or her benefit under the Plan and under the Basic Plan. Such election under the Plan, or change in any prior election, shall be made on a form approved by the Committee. An election under this Section 4.3(b) is not treated as effective unless filed with the Committee at least one year before the Participant’s last day of active employment, except that a Participant may file a election, which will be treated as effective, before his last day of active employment if (i) the election substitutes one form of annuity distribution for another form of annuity distribution that had been timely elected and (ii) such later-elected form is the form of distribution that the Participant elects under the Basic Plan.

IN WITNESS WHEREOF, this Amendment Five was adopted by the Human Resources Committee at its December 16, 2003 meeting and is executed by a duly authorized officer of the Company on this 19th day of December, 2003.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. ANNE SZOSTAK
M. Anne Szostak Executive Vice President and Director of Human Resources

AMENDMENT SIX

TO

THE FLEETBOSTON FINANCIAL CORPORATION

RETIREMENT INCOME ASSURANCE PLAN

(1996 Restatement)

Instrument of Amendment

THIS INSTRUMENT is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose

By this Instrument the Company is amending the FleetBoston Financial Corporation Retirement Income Assurance Plan (the “Plan”) (i) to reflect the merger of FleetBoston Corporation with the Company, (ii) to change the Plan’s definition of compensation, (iii) to reflect the eligibility of Liberty-Wanger associates, and (iv) to reflect the impact of Tax Code section 409A. At all times, the Company has reserved the right to amend the Plan in whole or in part.

NOW THEREFORE, the Company hereby amends the Plan effective as of midnight on December 31, 2004 (except as otherwise indicated) as follows:

1.	Section 1.1 is amended to read as follows:

“1.1 Amendment of Plan. FleetBoston Financial Corporation hereby amends, restates and continues the FleetBoston Financial Corporation Retirement Income Assurance Plan (the “Plan”) effective as of January 1, 1996. The original effective date of the Plan is January 1, 1983. Effective as of April 1, 2004, Bank of America Corporation (the “Company”) acquired FleetBoston Financial Corporation and succeeded to sponsorship of the Plan.”

2.	Section 2.5 is amended to read as follows:

“2.5 “Company” means Bank of America Corporation or, where the context so requires, its predecessor or predecessors or its successor or successors. For purposes of this Plan, immediately prior to April 1, 2004, FleetBoston Financial Corporation was the predecessor to the Bank of America Corporation.”

3.	Effective January 1, 2005, Section 4.1 is amended to read as follows:

“4.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant (or to the Participant’s Beneficiary, in the event of the Participant’s death) will be equal to (a) minus (b), but not less than zero, where

(a) is the amount of the benefit the Participant (or Beneficiary) would have been entitled to receive under the Basic Plan if Earnings under the Basic Plan included deferrals of base pay, commissions, or non- discretionary incentive pay made under the Bank of America 401(k) Restoration Plan, provided, however, that if the limits of Section 1.14(iv) of the Basic Plan apply to the Participant, such deferrals will be taken into account under this Section 4.1(a) only to the extent the deferrals, when added to the commissions, non-discretionary incentive pay and actual base pay previously counted under the Basic Plan in the same year, do not exceed the limit described in Section 1.14(iv) of the Basic Plan, and

(1) in the case of a Participant who is a Cash Balance Participant under the Basic Plan, Earnings under the Basic Plan were not limited by section 401(a)(17) of the Code but were limited to an annual maximum of $250,000, and the limitations of section 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist, or

(2) in the case of a Participant who is not a Cash Balance Participant under the Plan, the limitations of sections 401(a)(17) and 415 of the Code (and the provisions of the Basic Plan applying those limitations) did not exist, and

(b) is the benefit payable to the Participant (or Beneficiary) under the Basic Plan.”

4.	Section B of Appendix A is revised to read as follows:

“B. Liberty Wanger Asset Management.

No employee who was employed with Liberty Wanger Asset Management, L.P. at the time of acquisition by Fleet National Bank of the asset management business of Liberty Financial Companies, Inc., shall be a Participant in the Plan at any time prior to January 1, 2005.”

5.	A new Section 7.10 is added to read as follows:

“7.10 Compliance with Code Section 409A. The Plan is intended to comply with Code section 409A, and official guidance issued thereunder, with respect to amounts deferred under the Plan after 2004. Further, the Plan is intended to be operated and administered in a manner (i) that will not constitute a “material modification” of the Plan for purposes of the effective date provisions of Code section 409A or (ii) that would otherwise cause amounts deferred prior to 2005 to become subject to the requirements of Code section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated, and administered consistent with this intent.”

6.	Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Bank of America Corporation, on behalf of all participating employers in the Plan, has caused this Instrument to be duly executed on the 17th day of December, 2004.

BANK OF AMERICA CORPORATION

BY:	/s/ J. Steele Alphin
J. Steele Alphin, Corporate Personnel Executive